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                                                              EXHIBIT 21.1




                        SUBSIDIARIES OF THE COMPANY



Pacific Real Estate, Inc.
Cadiz Valley Development Corporation
Ranch Cadiz Mutual Water Company
Southwest Fruit Growers, LP
Pacific Packing, Inc.
PSWRI Limited